UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2015 (January 15, 2015)

IVEDA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 8500 Mesa, Arizona		85210
(Address of Principal Executive Offices)		(Zip Code)

(480) 307-8700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation.

Series B Preferred Designation

On January 15, 2015, the Company filed a Certificate of Designation (the “Series B Designation”) with the Secretary of State for the State of Nevada for the creation of a new series of preferred stock (the “Series B Preferred Shares”), setting forth the rights, preferences and privileges of such Series B Preferred Shares. As of January 22, 2015, no Series B Preferred Shares were issued or outstanding.

Rights, Preferences and Privileges of the Series B Preferred Shares

Ranking

Except to the extent that holders of at least a majority of the outstanding Series B Preferred Shares expressly consent, all shares of capital stock of the Company will be junior in rank to the Series B Preferred Shares with respect to distributions of assets upon the liquidation, dissolution or winding up of the Company.

Dividends

Each of the Series B Preferred Shares will accrue cumulative dividends at the rate of 9.5% per annum of the original issue price (as adjusted for stock splits, stock dividends, stock combinations, reclassifications and the like) (the “Original Issue Price”). Beginning on July 1, 2015 and on quarterly period thereafter, all accrued but unpaid dividends on the Series B Preferred Shares will be paid in (i) cash, or (ii) at the Corporation’s option, in shares of common stock, where the number of shares of common stock issuable as payment for such dividends will be determined by the quotient obtained by dividing (x) the amount of dividends to be paid on such payment date by (y) the lower of (1) the Conversion Price (as defined below) and (2) 80% of the market price for one share of common stock.

Liquidation Rights

If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of the Series B Preferred Shares will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made on the Company’s Series A Preferred Stock or common stock or any of the Company’s shares of stock ranking junior as to such a distribution to the Series B Preferred Shares, a liquidating distribution in the amount of the Original Issue Price of all such holder’s Series B Preferred Shares plus all accrued and unpaid dividends thereon. Upon the completion of the liquidating distribution to the Series B Preferred Shares and any distribution to be made to holders of the Company’s Series A Preferred Stock, if assets remain in the Company, the holders of Series B Preferred Shares will receive such remaining assets ratably with other holders of Series A Preferred Stock and common stock, with each of the Series B Preferred Shares being treated as an equivalent number of shares of common stock into which it is convertible. The sale, conveyance or disposition of all or substantially all of the property or business of the Company, or the merger or consolidation of the Company with another entity (other than a wholly-owned subsidiary of the Company) shall constitute a liquidation transaction for the purposes of determining liquidation rights.

Redemption

The Company will have the right to redeem all, but not less than all, of the outstanding Series B Preferred Shares for a redemption price equal to the Original Issue Price for each of the Series B Preferred Shares plus all accrued and unpaid dividends thereon, provided that certain equity conditions have been met (the “Equity Conditions”) and that until the redemption price has been paid in full to the applicable holder of Series B Preferred Shares such Series B Preferred Shares may be converted, in whole or in part, by such holder into common stock.

The Equity Conditions for the Company’s right to redeem are (i) for each of the twenty (20) trading days prior to redemption the market price of the common stock exceeds $2.00 on its principal trading market, (ii) for each of the twenty (20) trading days prior to redemption the average daily trading volume of the common stock on its principal trading market exceeds 100,000 shares a day, (iii) there has been no material adverse changes relating to the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, (iv) the shares of common stock issuable upon conversion of the Series B Preferred Shares are fully registered, and (v) the applicable holder of Series B Preferred Shares is not in possession of material non-public information from the Company.

Conversion; Anti-Dilution Adjustments

Each Series B Preferred Share will be convertible at the holder’s option into the Company’s common stock in an amount equal to the Original Issue Price plus accrued and unpaid dividends thereon through the conversion date divided by the then applicable conversion price. The initial conversion price (the “Conversion Price”) is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of common stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution adjustments for future issuances of other Company securities (subject to certain standard carve-outs).

The Series B Preferred Shares are subject to automatic conversion into shares of common stock on December 31, 2017 at the applicable Conversion Price for such share on such date, provided, that the common stock to be issued upon such conversion is fully registered and the Company has satisfied clauses (ii) through (v) of the Equity Conditions.

Voting Rights

So long as there are any Series B Preferred Shares outstanding, the Company shall not either directly or indirectly by amendment, merger, consolidation or otherwise, without the approval of the holders of a majority of the then outstanding Series B Preferred Shares amend the Articles of Incorporation in any way to alter or change the rights, preferences or privileges of the Series B Preferred Shares. The holders of the Series B Preferred Shares shall have no other voting rights, except for voting rights provided for by law. The common stock into which the Series B Preferred Shares are convertible will, upon issuance, have all of the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series B Preferred Shares.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of Nevada on January 15, 2015, containing the Designation of the Preferences, Rights and Limitations of the Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iveda Solutions, Inc. (Registrant)

Date: January 22, 2015	By:	/s/ Robert J. Brilon
Robert J. Brilon President and Chief Financial Officer